Exhibit 99.2

NEWS
Tim Jerzyk
Senior Vice President, Investor Relations/Treasurer

July 16, 2008

Yum! Brands Full-Year 2008 Detailed Guidance Update

Note: Below are further updates to guidance originally provided December 6, 2007. This is the last update for the year unless there is a significant change to our outlook.

The Company expects . . .

Full-year 2008 EPS growth of 12% or $1.89 per share, excluding special items. Including special items, the Company expects up to $1.95 earnings per share, or 16% EPS growth.

●	BUILD LEADING BRANDS ACROSS CHINA IN EVERY SIGNIFICANT CATEGORY
	-	System-sales and revenue growth of at least 30% in mainland China, including foreign currency benefit.
	-	About 450 new-restaurant openings in mainland China. About 475 new China Division restaurants (including KFC Taiwan and Thailand).
	-	China Division restaurant margin will be down about one point largely due to unusually high commodity inflation.
	-	China Division operating-profit growth at least 27%, including foreign currency benefit.

●	DRIVE AGGRESSIVE EXPANSION AND BUILD OUR BRANDS IN INTERNATIONAL MARKETS
	-	System-sales growth of 10% and revenue growth of 3%, both including foreign currency benefit. Revenue growth is expected to be negatively impacted by approximately 4 percentage points due to refranchising activity for both 2007 and 2008, as sales from company restaurants are replaced by franchise royalties while reducing assets invested.
	-	At least 825 new YRI restaurant openings. These new restaurants will be opened in at least 50 countries around the globe.
	-	Restaurant margin will be down about one point largely due to unusually high commodity inflation and the loss of a VAT exemption in our Mexico business.
	-	Franchise ownership at year-end 2008 of about 87%.
	-	Operating-profit growth of at least 11%, including foreign currency benefit.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-8790 • Web Site www.yum.com

●	DRAMATICALLY IMPROVE U.S. BRAND POSITIONS, CONSISTENCY AND RETURNS
	-	As previously communicated, we expect to refranchise at least 500 units in 2008.
	-	At least 300 new-restaurant openings and system-sales growth of 3%. Revenues are expected to be flat as a result of refranchising activity during 2007 and 2008, which will negatively impact 2008 revenue growth by at least 4 percentage points.
	-	U.S. same-store-sales growth at Company restaurants of at least 3%.
	-	U.S. restaurant base down approximately 1% versus 2007, reflecting +1% to +2% net restaurant growth for Taco Bell, which will be offset by net closures at KFC, Pizza Hut and Long John Silver’s.
	-	Restaurant margin will be down about one point largely due to unusually high commodity inflation.
	-	Operating-profit decline of about 3%.

●	DRIVE INDUSTRY-LEADING, LONG-TERM SHAREHOLDER AND FRANCHISEE RETURNS
	-	Return on invested capital to remain at about 18%.
	-	Reduction in average shares outstanding of about 8%, to about 495 million shares.
	-	Growth in franchise fees of at least +10%, resulting from worldwide-restaurant expansion, same-store-sales growth, foreign currency impact and refranchising in the U.S. and YRI.
	-	Our international businesses will generate $5-10 million in refranchising gains with pre-tax proceeds of $50-100 million.

●	ADDITIONAL FINANCIAL INFORMATION
	-	Worldwide general and administrative cost increase of +4% to +5% versus 2007 due to the negative impact of foreign-currency translation, continued investment in mainland China and YRI’s strategic markets, and higher corporate expenses.
	-	Interest expense up $60-70 million versus 2007 due to a higher debt level.
	-	Worldwide closure and impairment charges of $30 to $40 million.
	-	At least $50 million positive impact from foreign currency conversion on operating profit for the full year. The Chinese renminbi, British pound sterling, Australian dollar, Korean won, Japanese yen, Canadian dollar, Mexican peso and European euro are important currencies in the company’s international businesses.
	-	Effective tax rate of about 26%.
	-	Capital expenditures of at least $800 million.

●	SPECIAL ITEMS
	-	U.S. refranchising is not expected to generate a gain and may possibly generate a small loss in 2008. U.S. refranchising will yield pre-tax proceeds of about $250 million.

Note: All preceding guidance is in “as reported” terms unless otherwise noted as local-currency basis.

ADDITIONAL DETAILS OF OUR 2008 ANNUAL GUIDANCE IS AVAILABLE ONLINE

At the following URL: http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings. The company will provide additional annual guidance for key items only when there is a material change to the full-year expectations previously noted. Otherwise these expectations for full-year 2008 remain in effect.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 35,000 restaurants in over 100 countries and territories. The company is ranked #253 on the Fortune 500 List, with revenues in excess of $10 billion in 2007. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories, respectively. Outside the United States, the Yum! Brands system opened about four new restaurants each day of the year, making it the largest retail developer in the world. The company has consistently been recognized for its reward and recognition culture, diversity leadership, community giving, and consistent shareholder returns. Since its spin-off as a publicly-traded company in 1997, its stock has more than quadrupled. Last year, the company launched the world’s largest private sector hunger relief effort, in partnership with the United Nations World Food Programme and other hunger relief agencies. This effort helped save over 1.6 million people from starvation in remote corners of the world, where hunger is most prevalent.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations/Treasurer, at 888/298-6986
Bruce Bishop, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200